Exhibit 99.1

Owlet Announces Third Quarter 2021 Financial Results

LEHI, Utah – November 10, 2021 – Owlet, Inc. (“Owlet” or the “Company”) (NYSE: OWLT) today reported financial results for the third quarter ended September 30, 2021. Owlet’s Chief Executive Officer, Kurt Workman, and Kate Scolnick, Chief Financial Officer, will host a conference call to review the Company’s results today at 4:30 pm EDT.

Third Quarter Highlights

•	Generated record revenues of $31.5 million in the third quarter, a 48.8% increase from the third quarter of 2020, and a 26.3% sequential increase from the second quarter of 2021.

•	Produced revenues for the first three quarters of 2021 of $78.4 million, exceeding the revenues in the full year 2020.

•	Advanced Owlet’s international commercial strategy, officially launching in France and Switzerland during the third quarter.

•	Launched the Smart Sock Plus internationally, which can be used in children up to five years old, significantly expanding Owlet’s potential relationship with families.

“We had a strong third quarter at Owlet, with our highest-ever revenues and continued international expansion, including launching into Switzerland and France,” said Kurt Workman, Co-Founder and Chief Executive Officer at Owlet. “In the first three quarters of the year, we accomplished everything we set out to achieve at the beginning of 2021. Our domestic penetration and awareness continue to grow organically and have in fact accelerated with increased investment. I’m also pleased to report that adoption and growth rates internationally have outpaced our expectations and our progress toward key platform expansion opportunities are advancing in line with our expectations.”

Workman continued, “Since receiving the FDA Warning Letter and taking prompt action to address its concerns, we have been in ongoing, collaborative discussions with the FDA on a path forward for our medical device application for the Smart Sock. We are also in communication with our ecosystem of partners about what this means. Additionally, our team is working in parallel with our partners to announce a new consumer baby sleep monitor in the fourth quarter of this year. We look forward to sharing more on that soon.”

Financial Results for the Third Quarter Ended September 30, 2021

Revenues were $31.5 million for the quarter ended September 30, 2021, an increase of 48.8% from the third quarter of 2020, and a 26.3% sequential increase from the second quarter of 2021.

The cost of revenues for the quarter ended September 30, 2021 was $16.6 million compared to $11.3 million for the same period in 2020. The overall gross margin for the quarter ended September 30, 2021 was 47.2%, a sequential decrease from Q2 2021 attributed to seasonal sales acceleration and macro factors related to supply chain and increased transportation costs. Year over year, Q3 2021 gross margin increased from 46.4% in Q3 2020.

Operating expenses for the quarter ended September 30, 2021 were $28.6 million compared to $10.9 million for the same period in 2020, representing an increase of $17.7 million in costs associated with the scaling of the company to support growth.

Operating loss and net loss for the quarter ended September 30, 2021 were $13.8 million and $34.5 million, respectively, or $0.36 basic and diluted loss per share, as compared with $1.1 million operating loss and $1.5 million net loss, or $0.07 basic and diluted loss per share, for the same period in 2020.

EBITDA loss for the third quarter of 2021 was $7.6 million, compared to EBITDA loss of $0.9 million for the same period in 2020.

Adjusted EBITDA loss for the third quarter of 2021 was $11.4 million compared to Adjusted EBITDA loss of $0.6 million for the same period in 2020. Net loss margin was 109.4% for the third quarter in 2021 compared to 7.1% for the same period of 2020. Adjusted EBITDA margin was (36.3)% for the third quarter of 2021 compared to (2.9)% for the same period in 2020.

Net loss per share for the quarter ended September 30, 2021 was $0.36, compared to net loss per share of $0.07 for the same period in 2020. Adjusted net loss per share was $0.13 for the quarter ended September 30, 2021, compared to adjusted net loss per share of $0.06 for the same period in 2020.

Financial Outlook

Given the Smart Sock’s near-term regulatory status, the Company’s previously announced suspension of shipping of the Smart Sock in the United States in October 2021 and new product launch, the Company is not providing an update to its full year 2021 financial outlook at this time. The Company anticipates providing its next financial outlook in February 2022 as part of reporting its Q4 2021 and Full-Year 2021 results.

Conference Call and Webcast information

Owlet will host a conference call and audio webcast today at 4:30 pm ET to discuss these results.

Domestic:	(844) 200-6205
Domestic Local:	(646) 904-5544
All Other:	(929) 526-1599
Access Code:	771407

Parties wishing to access the call via webcast should use the link in the Investors section of the Owlet website at investors.owletcare.com.

A replay of the webcast will be available in the Investors section of the website approximately 30 minutes after the conclusion of the call. Parties wishing to listen to the replay by phone may do so by dialing (866) 813-9403 or (929) 458-6194 (US), and +44 204 525-0658 (International) and referencing access code 643671.

About Owlet Inc.

Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. Owlet also believes that every child deserves to live a long, happy, and healthy life, and is working to develop products to help further that belief. For more information about Owlet, please visit www.owletcare.com.

Forward-Looking Statement Disclaimer

Certain statements, estimates, targets and projections in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or Owlet’s future financial or operating performance. For example, statements relating to the regulatory status of Owlet’s products and its plans for the launch of a wellness product and timing thereof are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Owlet and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Owlet’s competition; the regulatory pathway for Owlet products and responses from regulators, including the U.S. Food and Drug Administration and similar regulators outside of the United States; the ability of Owlet to maintain relationships with customers, manufacturers and suppliers and retain Owlet’s management and key employees; changes in applicable laws or regulations; the possibility that Owlet may be adversely affected by other economic, business, regulatory and/or competitive factors; the ability of Owlet to implement its strategic initiatives and continue to innovate its existing products; the ability of Owlet to defend its intellectual property and satisfy regulatory requirements; the impact of the COVID-19 pandemic on Owlet’s business; Owlet’s limited operating history and history of losses; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Form 10-Q for the quarter ended September 30, 2021, and in other reports the Company files with or furnishes to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While Owlet may elect to update such forward-looking statements at some point in the future, other than as required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Non-GAAP Financial Measures

This press release includes references to financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, Adjusted net loss and Adjusted net loss per share. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s non-GAAP financial measures should not be considered as an alternative to net loss or net loss per share as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest income, and depreciation and amortization. Adjusted EBITDA is defined as net loss adjusted for income tax provision, interest expense, interest income, depreciation and amortization, preferred stock mark-to-market adjustments, stock-based compensation, transaction costs, loss on extinguishment of debt, and gain on loan forgiveness. EBITDA margin is defined as EBITDA divided by revenues. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenues. Adjusted net loss is defined as net loss adjusted for non-recurring interest expense, stock-based compensation, transaction costs, preferred stock and common stock warrant liability adjustments, loss on extinguishment of debt, and gain on loan forgiveness. Adjusted loss per share is defined as Adjusted net loss divided by weighted-average shares of common stock.

The Company presents these non-GAAP financial measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company’s non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of Company’s non-GAAP financial measures. The Company’s presentation of Company’s non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that the Company will not modify the presentation of the Company’s non-GAAP financial measures in future periods, and any such modification may be material. In addition, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.

Financial Tables

Owlet, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$31,505	$21,169	$78,354	$54,405
Cost of revenues	16,624	11,344	37,272	28,696

Gross profit	$14,881	$9,825	$41,082	$25,709

Operating expenses:
General and administrative	9,250	3,173	22,516	8,593
Sales and marketing	13,072	5,041	26,759	13,101
Research and development	6,320	2,730	14,269	7,634

Total operating expenses	$28,642	$10,944	$63,544	$29,328

Operating loss	$(13,761)	$(1,119)	$(22,462)	$(3,619)

Other income (expense):
Gain on loan forgiveness	—	—	2,098	—
Interest expense, net	(477)	(377)	(1,378)	(1,010)
Interest expense from contingent beneficial conversion feature	(26,061)		(26,061)
Preferred stock warrant liability adjustment	—	1	(5,578)	9
Common stock warrant liability adjustment	5,792	—	5,792	—
Loss on extinguishment of debt	—	—	(182)	(172)
Other income (expense), net	66	(6)	146	69

Total other income (expense), net	$(20,680)	$(382)	$(25,163)	$(1,104)

Loss before income tax provision	(34,441)	(1,501)	(47,625)	(4,723)
Income tax provision	(15)	—	(22)	—

Net loss and comprehensive loss	$(34,456)	$(1,501)	$(47,647)	$(4,723)

Net loss per share attributable to common stockholders, basic and diluted	$(0.36)	$(0.07)	$(1.00)	$(0.22)

Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	96,681,887	22,016,451	47,421,668	21,925,268

Owlet, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

Assets	September 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$114,896	$17,009
Accounts receivable, net of allowance for doubtful accounts of $622 and $201	24,576	10,525
Inventory	10,225	7,912
Capitalized transaction costs	—	522
Prepaid expenses and other current assets	7,088	1,646

Total current assets	$156,785	$37,614
Property and equipment, net	1,889	1,718
Intangible assets, net	588	605
Internally developed software	617	—
Other assets	398	181

Total assets	$160,277	$40,118

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$16,460	$16,379
Accrued and other expenses	17,431	10,592
Deferred revenues	1,868	1,643
Line of credit	11,125	9,700
Current portion of related party convertible notes payable	—	6,934
Current portion of long-term debt	9,435	2,024

Total current liabilities	$56,319	$47,272
Deferred rent, net of current portion	258	322
Long-term deferred revenues, net of current portion	206	159
Long-term debt, net	9,492	10,180
Preferred stock warrant liability	—	2,993
Common stock warrant liability	17,014	—
Other long-term liabilities	13	13

Total liabilities	$83,302	$60,939
Commitments and contingencies (Note 7)
Redeemable convertible Series A and Series A-1 preferred stock, $0.0001 par value, 0 and 47,285,694 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 0 and 46,395,929 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	23,652
Redeemable convertible Series B and Series B-1 preferred stock, $0.0001 par value, 0 and 15,413,494 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 0 and 15,413,489 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	23,536
Stockholders’ deficit:
Common stock, $0.0001 par value, 1,000,000,000 and 52,000,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 112,818,724 and 22,549,055 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.	11	1
Additional paid-in capital	196,330	3,708
Accumulated deficit	(119,366)	(71,718)

Total stockholders’ equity / deficit	76,975	(68,009)

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity / deficit	$160,277	$40,118

Owlet, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(47,647)	$(4,723)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	799	621
Amortization of debt issuance costs	—	19
Amortization of debt discount	19	89
Non-cash gain on forgiveness of debt	(2,098)	—
Non-cash loss on extinguishment of debt	173	—
Loss (gain) on disposal of intangibles	7	(11)
Stock-based compensation	2,310	702
Write-down of inventory to net realizable value	84	—
Provision for losses on accounts receivable	699	20
Interest expense from contingent beneficial conversion feature	26,061	—
Change in fair value of common stock warrant liability	(5,792)	—
Change in fair value of preferred stock warrant liability	5,578	(9)
Changes in operating assets and liabilities:
Accounts receivable	(14,750)	(2,060)
Prepaid expenses and other assets	(5,000)	(590)
Inventory	(2,397)	(2,301)
Accounts payable	64	8,409
Accrued and other expenses	6,793	3,775
Deferred related party convertible notes payable interest	186	258
Deferred revenues	272	489
Deferred rent	(64)	(14)

Net cash (used in) provided by operating activities	(34,703)	4,674

Cash flows from investing activities
Purchase of property and equipment	(883)	(884)
Purchase of intangible assets	(87)	(56)
Internally developed software	(590)	—

Net cash used in investing activities	(1,560)	(940)

Cash flows from financing activities
Proceeds from line of credit	8,182	10,533
Payments on line of credit	(6,757)	(11,266)
Proceeds from issuance of long-term debt	5,000	1,000
Proceeds from financed insurance premium	5,526	637
Payments on financed insurance premium	(1,910)	(191)
Payments for extinguishment of debt	(9)	—
Payments for cash payout of stock options as a result of the reverse recapitalization	(9,890)	—
Proceeds from Paycheck Protection Program loan	—	2,075
Proceeds from exercise of common stock options	345	87
Proceeds from reverse recapitalization and PIPE financing, net of $11,836 of deferred transaction costs	133,663	—

Net cash provided by financing activities	134,150	2,875

Net change in cash and cash equivalents	97,887	6,609
Cash and cash equivalents at beginning of period	17,009	11,736

Cash and cash equivalents at end of period	$114,896	$18,345

Supplemental disclosure of cash flow information:
Cash paid for interest	$538	$337
Supplemental disclosure of non-cash financing activities:
Conversion of redeemable convertible preferred stock to common stock	$47,182	—
Conversion of related party convertible notes to common stock	$33,182	—
Warrants received as part of the business combination	$22,806	—
Issuance of common stock warrants in connection with debt amendment and new debt issuance	—	$226
Unpaid purchases of property and equipment	$—	$36
Unpaid purchases of intangibles	$38	$13

Owlet, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(34,456)	$(1,501)	$(47,647)	$(4,723)
Income tax provision	15	—	22	—
Interest expense	484	379	1,387	1,047
Interest expense from contingent beneficial conversion feature	26,061	—	26,061	—
Interest income	(7)	(2)	(9)	(37)
Depreciation and amortization	290	259	799	621

EBITDA	$(7,613)	$(865)	$(19,387)	$(3,092)
Preferred stock warrant liability adjustment	—	(1)	5,578	(9)
Common stock warrant liability adjustment	(5,792)	—	(5,792)	—
Stock-based compensation	697	248	2,310	702
Transaction costs	1,279	—	5,306	—
Loss on extinguishment of debt	—	—	182	172
Gain on loan forgiveness	—	—	(2,098)	—

Adjusted EBITDA	$(11,429)	$(618)	$(13,901)	$(2,227)

Net loss margin	(109.4)%	(7.1)%	(60.8)%	(8.7)%
Adjusted EBITDA margin	(36.3)%	(2.9)%	(17.7)%	(4.1)%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(34,456)	$(1,501)	$(47,647)	$(4,723)
Non-GAAP Adjustments:
Non-recurring interest expense from contingent beneficial conversion feature	26,061		26,061
Stock-based compensation	697	248	2,310	702
Transaction costs	1,279	—	5,306	—
Preferred stock warrant liability adjustment	—	(1)	5,578	(9)
Common stock warrant liability adjustment	(5,792)	—	(5,792)	—
Loss on extinguishment of debt	—	—	182	172
Gain on loan forgiveness	—	—	(2,098)	—

Adjusted net loss	$(12,211)	$(1,254)	$(16,100)	$(3,858)

Weighted-average common shares	96,681,887	22,016,451	47,421,668	21,925,268
Adjusted weighted-average common shares	96,681,887	22,016,451	47,421,668	21,925,268

Net loss per share	$(0.36)	$(0.07)	$(1.00)	$(0.22)

Adjusted net loss per share	$(0.13)	$(0.06)	$(0.34)	$(0.18)

Investors

Mike Cavanaugh

Westwicke/ICR

Phone: +1.617.877.9641

mike.cavanaugh@westwicke.com

Media

Jane Putnam

Owlet, Inc.

Phone: +1.801.647.0025

jputnam@owletcare.com